EXHIBIT 2

UNIVERSITY GENERAL HOSPITAL, LP

LETTER OF TRANSMITTAL

TO EFFECT THE SURRENDER OF GENERAL AND LIMITED PARTNERSHIP UNITS OF UNIVERSITY GENERAL HOSPITAL, LP, A TEXAS LIMITED PARTNERSHIP, IN EXCHANGE FOR  SHARES OF COMMON STOCK, $0.001 PAR VALUE PER SHARE, OF SEABRIDGE FREIGHT CORP., A NEVADA CORPORATION. PLEASE CAREFULLY FOLLOW THE INSTRUCTIONS ON PAGE FIVE.

To:	Mr. Kelly Riedel, Exchange Agent

By Hand, Overnight Courier or Certified Mail:
University General Hospital
7501 Fannin Street
Houston, Texas 77054
Telephone: 713-375-7100

Reference is made to the Agreement and Plan of Reorganization dated as of March 10, 2011 (the “Agreement”), among SeaBridge Freight Corp., a Nevada corporation ("Parent"), Sea Bridge Freight, Inc., a Delaware corporation (“SeaBridge Freight”), UGH Delaware Acquisition LLP, a Delaware limited liability partnership (“UGH  Delaware Merger Sub”), UGH Texas Acquisition LLP, a Texas limited liability partnership (“UGH Texas Merger Sub”), University Hospital Systems, LLP, a Delaware limited liability partnership (“UHS”), and University General Hospital, LP, a Texas limited partnership (“UGH”), pursuant to which (i) UGH Delaware Merger Sub will be merged with and into UHS (the “UHS Merger”) and (ii) UGH Texas Merger Sub will be merged with and into UGH (the “UGH Merger”).

The undersigned hereby acknowledges that he or she has received and read the Confidential Notice of Merger Transaction and Drag-Along Transaction dated February 24, 2011, together with the attachments thereto (the "Transaction Notice”), sent  by UGH concerning the transactions described therein and contemplated by the Agreement.

The undersigned hereby approves and consents to the transactions described in (i) the Transaction Notice and (ii) the Agreement (including any such changes as UHS shall deem necessary, advisable or appropriate and in the best interest of UGH to effect the UHS Merger and the UGH Merger), and hereby transmits to UGH for exchange, on the terms and conditions set forth in the Agreement and this Letter of Transmittal, the number of general or limited partnership units of UGH listed below under the caption “Number of UGH Units Surrendered” (the “Surrendered UGH Units”) in exchange for the number of shares of the Common Stock, $0.001 par value per share, of the Parent (the “Parent Common Stock”) under the caption “Number of New Shares of Parent Common Stock Received” (the “New Shares”).

The undersigned represents that the undersigned is duly authorized to deliver this Letter of Transmittal, to surrender the Surrendered UGH Units to Parent, and to make the representations, statements and covenants set forth herein.

Name(s) and Address(es) of Registered Owner(s) of Units as shown on records of UGH	Units Surrendered and New Shares
Number of UGH Units Surrendered	Number of New Shares of Parent Common Stock Received

NOTE:	If the name and address as indicated are not correct, please indicate any changes necessary. (If additional space is required, attach a continuation sheet in substantially the above form.)

REPRESENTATIONS AND AGREEMENTS
Forming Part of the Terms and Conditions of this
Letter of Transmittal

1. Authority to Surrender UGH Units.  The undersigned hereby represents that the undersigned has good and marketable title to the Surrendered UGH Units and has full authority to surrender, assign and transfer the Surrendered UGH Units without restriction and to execute, deliver and perform this Letter of Transmittal, and when accepted by Parent, good title to the Surrendered UGH Units has passed, free and clear of all liens, restrictions, charges and encumbrances. The undersigned will, upon request, execute and deliver any additional documents reasonably deemed appropriate or necessary by Parent in connection with the surrender of the Surrendered UGH Units.  The surrender of the Surrendered UGH Units shall be binding upon the successors, assigns, heirs, executors, administrators and personal and legal representatives of the undersigned and shall survive and not be affected by the death or incapacity of the undersigned.

2. Representations.  The undersigned hereby represents and warrants that:

(a) The undersigned is the record and beneficial owner of the Surrendered UGH Units tendered pursuant hereto.

(b) The Surrendered UGH Units represent the entirety of the ownership interest of the undersigned (or any of the undersigned’s affiliates) in UGH and are owned by the undersigned free and clear of all mortgages, liens, charges, encumbrances, security interests and adverse claims.

(c) The undersigned has full power and authority to execute and deliver this Letter of Transmittal and to deliver the Surrendered UGH Units identified on Page 1 as part of the UGH Merger in accordance with the Agreement.

(d) The undersigned has had the opportunity to seek professional advice from attorneys of his or her own choosing.

(e) The undersigned has fully informed himself or herself of the contents, terms, conditions and effects of, and understands the Transaction Notice, the Agreement and this Letter of Transmittal, including the release set forth in Paragraph 4 hereof.

(f) The undersigned is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933.

(g) The undersigned acknowledges that the release set forth in Paragraph 4 hereof represents a commercial, arm's length transaction by and between the parties to which such release refers.

3. Transfer Restrictions Applicable to New Shares.  The undersigned acknowledges and agrees that the New Shares are “restricted securities” under federal and state securities laws and that the following restrictions and limitations are applicable to the New Shares and the undersigned’s resales, pledges, hypothecations or other transfers of the New Shares pursuant to the Securities Act of 1933, as amended:

(a) The undersigned agrees that the New Shares shall not be sold, pledged, hypothecated or otherwise transferred unless registered under the Securities Act of 1933 and applicable state securities laws or exempted therefrom.

(b) As an inducement to all parties to the Agreement to consummate the transactions contemplated by the Transaction Notice and the Agreement, for the consideration and subject to the conditions set forth in the Agreement and upon receipt by the undersigned of such consideration (including the New Shares), the undersigned will not, during the period beginning on the date that is 6 months following the Effective Time (as defined in the Agreement) and ending 24 months thereafter (the “Lock Up Period”) (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option, or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the New Shares or any securities convertible into or exercisable or exchangeable for the New Shares (including, without limitation, the New Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequence of ownership of the New Shares, whether any such transaction described in (1) or (2) is to be settled by delivery of any of the New Shares or such other securities.  Notwithstanding the foregoing, Parent hereby agrees to release the restrictions in this paragraph for any transaction described in (1) or (2) for up to (but not exceeding) 1/24 of the New Shares per month (on a non-cumulative basis) during the Lock Up Period.

(c) A legend in substantially the following form has been or will be placed on the New Shares:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SHALL HAVE BEEN RECEIVED BY THE COMPANY TO THE EFFECT THAT SUCH SALE, TRANSFER OR ASSIGNMENT WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, AND OTHER APPLICABLE STATE SECURITIES LAWS.

ANY DISPOSITION, GRANT OR OTHER TRANSFER OF ANY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS, AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK UP AGREEMENT, CONTAINED IN A LETTER OF TRANSMITTAL EXECUTED BY THE RECORD HOLDER HEREOF, A COPY OF WHICH WILL BE MAILED TO ANY HOLDER OF THIS CERTIFICATE WITHOUT CHARGE AFTER RECEIPT BY THE COMPANY OF A WRITTEN REQUEST THEREFOR.

(d) In furtherance of the foregoing, Parent and any duly appointed transfer agent for the registration and transfer of the Parent Common Stock are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of the foregoing provisions.

4. Release of Claims.  As an additional inducement to all parties to the Agreement to consummate the transactions contemplated by the Transaction Notice and the Agreement, for the consideration and subject to the conditions set forth in the Agreement and upon receipt by the undersigned of such consideration (including the New Shares), THE UNDERSIGNED HEREBY RELEASES, ACQUITS AND FOREVER DISCHARGES each of UGH and UHS and their respective past, present and future affiliates and each of their respective officers, directors, partners, managers, employees and representatives (the released parties) of all claims, demands, debts, losses, liens, causes of action or liabilities, at law or in equity, either in contract or in tort, as well as any other character or kind of action that the undersigned has or may claim to have, whether past or present, known or unknown, on account of or rising out of, relating to or concerning, whether directly or indirectly, proximately or remotely, the Agreement or the transactions contemplated therein, or the assets, the operations or the business of UGH or UHS.

Delivery of the Surrendered UGH Units shall be effected, and risk of loss and title to the Surrendered UGH Units shall pass, only at or following the Effective Time (as defined in the Agreement) of the UHS Merger and the UGH Merger and upon delivery of this fully executed Letter of Transmittal and the Surrendered UGH Units, all as provided in the Agreement.

Please issue the certificate(s) representing the New Shares, in the name(s) shown in the box above and deliver such certificate(s) by mail to the address indicated in the box above.

NOTE:                 THE UNDERSIGNED MUST SIGN IN THE SPACE PROVIDED BELOW IN ORDERTO RECEIVE THE NEW SHARES.

SIGN HERE	PRINT NAME AND ADDRESS (if different from above)
X	Name(s)

X
Signature(s) of Partner(s)

X
Signature of Spouse	Representative Capacity
Address
Dated: ______________________, 2011
(Include Zip Code)

(Must be signed by registered holder(s) exactly as his or her name(s) appear(s) on the records of UGH.  If a signature is to be made by trustees, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, please see Instructions 2 and 3 on the next page.)
Telephone Number: Taxpayer Identification or Social Security Number:

INSTRUCTIONS
Forming Part of the Terms and Conditions of this
Letter of Transmittal

1. Use of Letter of Transmittal.  This Letter of Transmittal duly completed and signed, together with the Surrendered UGH Units of UGH and any other documents required by these Instructions, should be sent by mail or delivered by hand to Mr. Kelly Riedel, Chief Executive Officer of University General Hospital, LP (the “Exchange Agent”), at the address set forth on the first page of this Letter of Transmittal.  THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE ELECTION AND RISK OF THE UNDERSIGNED, SO DELIVERY BY REGISTERED OR CERTIFIED MAIL WITH RETURN RECEIPT REQUESTED, OR BY OVERNIGHT COURIER OR HAND DELIVERY, PROPERLY INSURED, IS RECOMMENDED.  A return envelope is enclosed for your convenience.

2. Signatures.  The signatures on this Letter of Transmittal must correspond with the name(s) as written on the first page of this Letter of Transmittal.  In the case of joint tenants, both or all should sign.  If you are married, also have your spouse sign this Letter of Transmittal.  When signing as agent, trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or other person acting in a fiduciary or representative capacity, please give full title as such.

3. Supporting Evidence.  If this Letter of Transmittal, the Surrendered UGH Units or any other document delivered to UGH in connection therewith, is executed by an agent, trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or other person acting in a fiduciary or representative capacity, there shall be submitted documentary evidence of the appointment and authority to act in such capacity (including court orders and corporate resolutions, where necessary) as well as evidence of authority of the person making such execution to assign, sell or transfer the Surrendered UGH Units.  Such documentary evidence of authority must be in form satisfactory to the Exchange Agent.

4. Consequences of Failure to Return Letter of Transmittal.  Certificates representing the New Shares will be sent only to persons who deliver this Letter of Transmittal, properly completed and executed, to the Exchange Agent, together with other documents required by these Instructions.  Until this Letter of Transmittal is received by the Exchange Agent, the holder thereof will not receive the New Shares. Please contact Mr. Kelly Riedel, the Exchange Agent, for additional information regarding the consequences for failing to return this Letter of Transmittal, properly completed and executed.

5. Waiver.  Parent reserves the absolute right to waive any irregularities or defects in the surrender of the Surrendered UGH Units.

6. Inquiries.  All inquiries with respect to the surrender of the Surrendered UGH Units to UGH for certificates representing the New Shares should be made directly to Mr. Kelly Riedel, the Exchange Agent, at the appropriate address on page one of this Letter of Transmittal, telephone number (713) 375-7100.

Please issue the certificate(s) representing the New Shares, in the name(s) shown in the box above and deliver such certificate(s) by mail to the address indicated in the box above.

NOTE:                 THE UNDERSIGNED MUST SIGN IN THE SPACE PROVIDED BELOW IN ORDERTO RECEIVE THE NEW SHARES.

SIGN HERE	PRINT NAME AND ADDRESS (if different from above)
X	Name(s)

X
Signature(s) of Partner(s)

X
Signature of Spouse	Representative Capacity
Address
Dated: ______________________, 2011
(Include Zip Code)

(Must be signed by registered holder(s) exactly as his or her name(s) appear(s) on the records of UGH.  If a signature is to be made by trustees, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, please see Instructions 2 and 3 on the next page.)
Telephone Number: Taxpayer Identification or Social Security Number:

SIGNATURE PAGE TO LETTER OF TRANSMITTAL
(Please Sign and Return to Kelly Riedel)